Exhibit 99.1

Contact:
Rob Seim	Omnicell, Inc.
Chief Financial Officer	1201 Charleston Road
800-850-6664, ext. 6478	Mountain View, CA 94043
rob.seim@omnicell.com

Omnicell Announces Fourth Quarter and Full Year 2010 Results

MOUNTAIN VIEW, Calif. — January 27, 2011— Omnicell, Inc. (NASDAQ: OMCL), a leading provider of system solutions to healthcare facilities, today announced results for its fourth quarter and year ended December 31, 2010.

GAAP results: Revenue for the fourth quarter of 2010 was $57.3 million, up $1.0 million or 1.7% from the third quarter of 2010, and up $2.6 million or 4.8% from the fourth quarter of 2009.  Revenue for the year ended December 31, 2010 was $222.4 million, up $8.9 million or 4.2% from the year ended December 31, 2009.

Fourth quarter 2010 net income as reported in accordance with U.S. generally accepted accounting principles (GAAP) was $0.7 million, or $0.02 per diluted share. This compares to net income of $1.3 million, or $0.04 per diluted share in the third quarter of 2010 and net income of $0.6 million, or $0.02 per diluted share in the fourth quarter of 2009. For the year ended December 31, 2010, net income was $4.9 million, or $0.15 per diluted share. This compares to net income of $0.4 million, or $0.01 per diluted share for the year ended December 31, 2009.

Non-GAAP results: Non-GAAP net income was $3.6 million for the fourth quarter of 2010, or $0.11 per diluted share. Non-GAAP net income for the fourth quarter excludes $2.6 million in stock-based compensation expense and $0.4 million of tax adjustments from the repatriation of profits from India associated with the facilities consolidation announced in third quarter of 2010. This compares to non-GAAP net income of $3.6 million, or $0.11 per diluted share for the third quarter of 2010, which excluded $2.2 million in stock-based compensation expense, a $2.4 million gain ($1.4 million, net of tax) related to the settlement of litigation claims and $2.3 million ($1.6 million, net of tax) related to restructuring, reduction-in-force and tax on repatriation of profits from India associated with the facilities consolidation.  Fourth quarter 2010 results compare to non-GAAP net income of $3.4 million, or $0.11 per diluted share for the fourth quarter of 2009, which excluded $2.5 million of stock-based compensation expense and $0.4 million of income tax expense related to prior years research and development tax credits.  Excluding $9.0 million in stock-based compensation expense, $2.4 million gain ($1.4 million, net of tax) related to the settlement of litigation claims, and $2.7 million ($2.0 million, net of tax) related to restructuring, reduction-in-force and repatriation of profits from India associated with the facilities consolidation, non-GAAP net income was $14.5 million for the year ended December 31, 2010, or $0.43 per diluted share.  Excluding $9.7 million in stock-based compensation expense, $2.5 million ($1.5 million, net of tax) from 2009 restructuring activities and $0.4 million in income tax expense related to prior years research and development tax credits, non-GAAP net income was $12.1 million for the year ended December 31, 2009, or $0.38 per diluted share.

Product backlog as of December 31, 2010 totaled $127 million, up $13 million or 11% from December 31, 2009.

“We are pleased to report solid results for our fourth quarter and fiscal 2010,” said Randall Lipps, Omnicell President, Chairman and CEO. “We continued to execute against our strategic and long-term goals, and met or exceeded all guidance provided for the year. Omnicell continues to drive innovation for health systems’ medication and supply automation.”

“We are doing this through our own development initiatives such as the Savvy mobile medication management solution; in strategic alliances such as our partnership with Cardinal Health to provide automated medication replenishment to the pharmacy; and via acquisition such as Pandora Data Systems to ensure patient safety and enhance hospitals’ regulatory compliance,” added Mr. Lipps. “We believe we have favorable momentum entering 2011.”

Omnicell Conference Call Information

Omnicell will hold a conference call at 1:30 p.m. PST today to discuss fourth quarter and 2010 year end financial results. The conference call can be monitored by dialing 1-800-696-5518 within the U.S. or 1-706-758-4883 for all other locations. The Conference ID # is 37954690. Internet users can access the conference call at http://ir.omnicell.com/events.cfm.  A replay of the call will be available today at approximately 3:30 p.m. PST and will be available until 8:59 p.m. PDT on February 3, 2011. The replay access numbers are 1-800-642-1687 within the U.S. and 1-706-645-9291 for all other locations, conference code # 37954690.

About Omnicell

Omnicell, Inc. (NASDAQ: OMCL) is a leading provider of systems that enable healthcare facilities to increase operational efficiency, enhance patient safety and allow clinicians to spend more time with their patients.

Founded in 1992, Omnicell’s medication-use solutions include complete automation systems for the central pharmacy, anesthesia workstations for the operating room, dispensing cabinet systems for nursing units, and safe, secure medication transportation and verification systems to the patient bedside. From a medication’s arrival at the receiving dock to its dosing to the patient, Omnicell systems store it, package it, bar code it, order it, issue it, and provide information and controls on its use and reorder.

Omnicell supply product lines provide a healthcare institution with comprehensive supply chain solutions that result in fast, effective control of costs, capture of charges for payer reimbursement, and timely reorder of supplies. Products range from high-security closed-cabinet systems and software to open-shelf and combination solutions in the nursing unit, cath lab and operating room.

For more information, visit www.omnicell.com.

Forward-Looking Statements

To the extent any statements contained in this release deal with information that is not historical, these statements are necessarily forward-looking. As such, they are subject to the occurrence of many events outside Omnicell’s control and are subject to various risk factors that could cause actual results to differ materially from those expressed or implied in any forward-looking statement. The risk factors are described in the Company’s Securities and Exchange Commission (SEC) filings and include, without limitation, the unfavorable general economic and market conditions, volatility in the credit market, risks to growth and acceptance of our products and services and to growth of the clinical automation and workflow automation market generally, the potential of increasing competition, potential regulatory changes, and the ability of the company to improve sales productivity to grow product backlog, retain key personnel, to cut expenses, to manage future changes in revenue levels, to develop new products and integrate acquired companies, products or intellectual property in a timely and cost-effective manner. Prospective investors are cautioned not to place undue reliance on forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP). Our management evaluates and makes operating decisions using various performance measures. In addition to Omnicell’s GAAP results, we also consider non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share. Additionally, we calculate Adjusted EBITDA (another non-GAAP measure) by means of adjustments to GAAP Net Income. These non-GAAP results should not be considered as an alternative to gross profit, operating expenses, net income, net income per diluted share, or any other performance measure derived in accordance with GAAP.  We present these non-GAAP results because we consider them to be important supplemental measures of Omnicell’s performance.

Our non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income, and non-GAAP net income per diluted share are exclusive of certain items to facilitate management’s review of the comparability of Omnicell’s core operating results on a period to period basis because such items are not related to Omnicell’s ongoing core operating results as viewed by management. We define our “core operating results” as those revenues recorded in a particular period and the expenses incurred within that period that directly drive operating income in that period. Management uses these non-GAAP financial measures in making operating decisions because, in addition to meaningful supplemental information regarding operating performance, the measures give us a better understanding of how we should invest in research and development, fund infrastructure growth and evaluate the effectiveness of marketing strategies. In calculating the above non-GAAP results, management specifically adjusted for the following excluded items:

a) Stock-based compensation expense impact of Accounting Standards Codification (ASC) 718. We recognize equity plan-related compensation expenses, which represents the fair value of all share-based payments to employees, including grants of employee stock options, as required under ASC 718, “Stock Compensation”.

b) Restructuring charges. In the third quarter of 2010 we incurred charges for restructuring and impairment in executing our plan for consolidation of our Bangalore, India and Woodlands, Texas offices with our California and Tennessee facilities. These charges consisted of severance for departing employees and relocation benefits for transferring employees, exit and disposal costs related to the closed facilities, and impairment of abandoned leasehold improvements. In the first quarter of 2009, we incurred charges for employee severance in connection with a reduction in force, which was designed to align our cost structure with current business expectations.  The financial impact of these charges is excluded from our non-GAAP results as they are considered to be infrequent in nature, they are not expected to occur in the ordinary course of business, and are not used for the purpose of evaluating the company’s core performance.

c) Reduction-in-force and other exit related charges. In the third quarter of 2010, we conducted a small reduction-in-force to rebalance the required workforce by function to our current business environment. Additionally, we incurred lease termination costs and leasehold improvement impairment costs (upon abandonment) in connection with merging our Lebanon, Tennessee office with our office in Nashville.

d) Litigation settlement. In the third quarter of 2010, we settled two pending litigations with Flo Healthcare LLC (now part of InterMetro Industries Corporation), paid InterMetro $2.65 million, and entered into a patent cross-license agreement with InterMetro, wherein Omnicell received an ongoing license to the patent at issue in the suits, and InterMetro received licenses to two Omnicell patents.  The parties then jointly filed for dismissal of the cases. The release of the liability in excess of amounts settled resulted in a reduction of expenses in third quarter 2010 which was reported in selling, general, and administrative expense.

e) Taxes on repatriated foreign earnings .The closure of our Bangalore, India office resulted in a charge for repatriation taxes and a valuation allowance against related deferred tax assets in the third and fourth quarters of 2010.

f) Income tax adjustments.  To provide transparency into the Company’s trends and performance, we consider non-recurring research and development tax credit adjustments to be non-GAAP adjustments.

Management adjusts for the above items because management believes that, in general, these items possess one or more of the following characteristics: their magnitude and timing is largely outside of Omnicell’s control; they are unrelated to the ongoing operation of the business in the ordinary course; they are unusual and we do not expect them to occur in the ordinary course of business; or they are non-operational, or non-cash expenses involving stock option grants.

We believe that the presentation of these non-GAAP financial measures is warranted for several reasons:

1) Such non-GAAP financial measures provide an additional analytical tool for understanding Omnicell’s financial performance by excluding the impact of items which may obscure trends in the core operating results of the business;

2) Since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency and enhances investors’ ability to compare our performance across financial reporting periods;

3) These non-GAAP financial measures are employed by Omnicell’s management in its own evaluation of performance and are utilized in financial and operational decision making processes, such as budget planning and forecasting; and

4) These non-GAAP financial measures facilitate comparisons to the operating results of other companies in our industry, which use similar financial measures to supplement their GAAP results, thus enhancing the perspective of investors who wish to utilize such comparisons in their analysis of our performance.

Set forth below are additional reasons why share-based compensation expense related to ASC 718 is excluded from our non-GAAP financial measures:

i)  While share-based compensation calculated in accordance with ASC 718 constitutes an ongoing and recurring expense of Omnicell, it is not an expense that requires cash settlement by Omnicell. We therefore exclude these charges for purposes of evaluating core operating results. Thus, our non-GAAP measurements are presented exclusive of stock-based compensation expense to assist management and investors in evaluating our core operating results.

ii) We present ASC 718 share-based payment compensation expense in our reconciliation of non-GAAP financial measures on a pre-tax basis because the exact tax differences related to the timing and deductibility of share-based compensation, under ASC 718 are dependent upon the trading price of Omnicell’s common stock and the timing and exercise by employees of their stock options.  As a result of these timing and market uncertainties the tax effect related to share-based compensation expense would be inconsistent in amount and frequency and is therefore excluded from our non-GAAP results.

Our Adjusted EBITDA calculation is defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including ASC 718 stock compensation expense.

As stated above, we present non-GAAP financial measures because we consider them to be important supplemental measures of performance. However, non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for Omnicell’s GAAP results.  In the future, we expect to incur expenses similar to certain of the non-GAAP adjustments described above and expect to continue reporting non-GAAP financial measures excluding such items. Some of the limitations in relying on non-GAAP financial measures are:

• Omnicell’s stock option and stock purchase plans are important components of incentive compensation arrangements and will be reflected as expenses in Omnicell’s GAAP results for the foreseeable future under ASC 718.

• Other companies, including other companies in Omnicell’s industry, may calculate non-GAAP financial measures differently than Omnicell, limiting their usefulness as a comparative measure.

Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between Omnicell’s non-GAAP and GAAP financial results is set forth in the financial tables at the end of this press release. Investors are advised to carefully review and consider this information strictly as a supplement to the GAAP results that are contained in this press release and in Omnicell’s SEC filings.

Omnicell, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31, 2010 (unaudited)	September 30, 2010 (unaudited)	December 31, 2009 (unaudited)	December 31, 2010 (unaudited)	December 31, 2009 (1)
Revenues:
Product	$43,541	$43,241	$42,936	$171,100	$170,068
Services and other revenues	13,727	13,045	11,717	51,307	43,389
Total revenue	57,268	56,286	54,653	222,407	213,457

Cost of revenues:
Cost of product revenues	18,649	19,449	20,474	76,372	80,016
Cost of services and other revenues	7,256	6,698	6,956	28,079	27,011
Restructuring charges	—	39	—	39	1,209
Total cost of revenues	25,905	26,186	27,430	104,490	108,236

Gross profit	31,363	30,100	27,223	117,917	105,221
Operating expenses:
Research and development	5,403	6,089	4,037	21,007	17,569
Selling, general, and administrative	24,438	19,851	21,807	86,227	85,668
Restructuring charges	—	1,157	—	1,157	1,315
Total operating expenses	29,841	27,097	25,844	108,391	104,552
Income from operations	1,522	3,003	1,379	9,526	669
Other income and expense, net	145	159	91	431	523
Income before provision for income taxes	1,667	3,162	1,470	9,957	1,192
Provision for income taxes	995	1,886	913	5,065	748
Net income	$672	$1,276	$557	$4,892	$444

Net income per share:
Basic	$0.02	$0.04	$0.02	$0.15	$0.01
Diluted	$0.02	$0.04	$0.02	$0.15	$0.01

Weighted average shares outstanding:
Basic	32,997	32,822	31,927	32,651	31,691
Diluted	33,900	33,540	32,513	33,513	32,063

(1)          Information derived from our December 31, 2009 audited Consolidated Financial Statements.

Omnicell, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2010	2009
	(unaudited)	(1)

ASSETS
Current assets:
Cash and cash equivalents	$175,635	$169,230
Short-term investments	8,074	—
Accounts receivable, net	42,732	40,826
Inventories	9,785	10,502
Prepaid expenses	12,251	8,780
Deferred tax assets	12,945	15,247
Other current assets	7,066	6,159
Total current assets	268,488	250,744

Property and equipment, net	14,351	13,209
Non-current net investment in sales-type leases	9,224	10,104
Goodwill	28,543	24,982
Other intangible assets	4,672	4,233
Non-current deferred tax assets	9,660	9,666
Other assets	8,365	9,322
Total assets	$343,303	$322,260

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	13,242	$10,313
Accrued compensation	7,731	8,095
Accrued liabilities	8,484	11,997
Deferred service revenue	16,788	14,457
Deferred gross profit	11,719	13,689
Total current liabilities	57,964	58,551

Long-term deferred service revenue	19,171	20,810
Other long-term liabilities	675	595
Total liabilities	77,810	79,956

Stockholders’ equity:
Total stockholders’ equity	265,493	242,304

Total liabilities and stockholders’ equity	$343,303	$322,260

(1)  Information derived from our December 31, 2009 audited Consolidated Financial Statements.

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Three months ended
	December 31, 2010		September 30, 2010		December 31, 2009
	Net income	Net income per share- diluted	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$672	$0.02	$1,276	$0.04	$557	$0.02
Non-GAAP adjustments:
Restructuring cost
Gross profit	—		39		—
Operating expenses	—		1,157		—

Reduction-in-force, other exit-related charges
Gross profit	—		285		—
Operating expenses	—		219		—

Litigation settlement (operating expense)	—		(2,439)		—
Subtotal pretax adjustments	—		(739)		—
Income tax effect of non-GAAP adjustments	—		326
Taxes on repatriated foreign earnings	383		574
Non-recurring tax adjustment	—		—		422

ASC 718 share-based compensation adjustment
Gross profit	356		293		453
Operating expenses	2,208		1,905		2,001
Total after tax adjustments	2,947	0.09	2,359	0.07	2,876	0.09

Non-GAAP	$3,619	$0.11	$3,635	$0.11	$3,433	$0.11

Omnicell, Inc.

Reconciliation of GAAP to Non-GAAP

(In thousands, except per share data, unaudited)

	Year ended
	December 31, 2010		December 31, 2009
	Net income	Net income per share- diluted	Net income	Net income per share- diluted
GAAP	$4,892	$0.15	$444	$.01
Non-GAAP adjustments:
Restructuring cost
Gross profit	39		1,209
Operating expenses	1,157		1,315

Reduction-in-force, other exit-related charges
Gross profit	285		—
Operating expenses	219		—

Litigation settlement (operating expense)	(2,439)		—
Subtotal pretax adjustments	(739)		2,524
Income tax effect of non-GAAP adjustments	326		(990)
Taxes on repatriated foreign earnings	957		—
Non-recurring tax adjustment	—		422

ASC 718 share-based compensation adjustment
Gross profit	1,350		1,478
Operating expenses	7,665		8,247
Total after tax adjustments	9,559	0.28	11,681	0.37

Non-GAAP	$14,451	$0.43	$12,125	$0.38

Omnicell, Inc.

Calculation of Adjusted EBITDA (1)

(In thousands, unaudited)

	Three Months Ended			Year Ended
	December 31, 2010	September 30, 2010	December 31, 2009	December 31, 2010	December 31, 2009

GAAP net income	$672	$1,276	$557	$4,892	$444
Add back:
ASC 718 stock compensation expense	2,564	2,198	2,454	9,015	9,725
Restructuring charges	—	1,196	—	1,196	2,524
Reduction-in-force, other exit-related charges	—	504	—	504	—
Litigation settlement	—	(2,439)	—	(2,439)	—
Interest	(79)	(181)	(96)	(420)	(604)
Depreciation and amortization expense	2,130	2,188	2,257	8,619	9,428
Income tax expense	995	1,886	913	5,065	748
Non-GAAP adjusted EBITDA (1)	$6,282	$6,628	$6,085	$26,432	$22,265

(1) Defined as earnings before interest income and expense, taxes, depreciation and amortization, and non-cash expenses, including stock compensation expense, per ASC 718, formerly FAS 123R.  Also excludes non-GAAP adjustments for Restructuring, Reduction-in-force and other exit-related charges, and Litigation settlement.